Exhibit 5.1
May 13, 2010

UFood Restaurant Group, Inc. 255 Washington Street, Suite 100 Newtown, MA 02458
Re:  UFood Restaurant Group, Inc.
Ladies and Gentlemen:
We have acted as special counsel to UFood Restaurant Group, Inc., a Nevada corporation (the “Company”), with respect to the authorization of up to 320,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share issuable pursuant to the Company’s Consulting Agreement and Benefit Plan (the “Plan”). The Shares are being registered on a Registration Statement on Form S-8 (the “Registration Statement”).
In rendering this opinion, we have reviewed the Plan and such certificates, documents, corporate records and other instruments and matters of law as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with the originals of all instruments presented to us as copies and the genuineness of all signatures.
The opinion expressed below is based on the assumption that the Registration Statement has been filed by the Company with the Securities and Exchange Commission and will have become effective before any of the Shares are issued, and that the person acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all the information required by Part I of the Registration Statement before acquiring such Shares. The opinion is based on the assumption that, upon the issuance of any of the Shares, the total number of shares of common stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of common stock that the Company is then authorized to issue under its Articles of Incorporation, as amended.
Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.
This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. The foregoing opinion is limited to the laws of the State of Nevada, and we do not express any opinion herein concerning any other law.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.
Very truly yours,
/s/ Ballard Spahr LLP